                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K


                        Current Report Pursuant
                     to Section 13 of 15(d) of the
                    Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) October 6, 1995
                                                      ---------------
                         Intermet Corporation
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        (Exact Name of Registrant as Specified in Its Charter)

                                Georgia
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            (State or Other Jurisdiction of Incorporation)

        0-13787                               58-1563873
-----------------------        ------------------------------------
(Commission File Number)       (I.R.S. Employer Identification No.)


       1450 West Long Lake Road, Suite 150, Troy Michigan  48098
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(Address of Principal Executive Offices)            (Zip Code)

                            (810) 952-1503
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         (Registrant's Telephone Number, Including Area Code)

                                  N/A
-------------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On October 6, 1995, the Registrant's wholly-owned subsidiary, PBM Industries, Inc. ("PBM"), sold substantially all of its assets to PBM Acquisition Limited ("Limited") pursuant to an Asset Purchase
Agreement, dated September 6, 1995, as amended, by and among the Registrant, Intermet Machining, Inc., PBM and Limited. In exchange therefor, the Registrant received $5.32 million in cash, subject to certain post-closing adjustments, plus a $2.5 million subordinated promissory note of Limited (the "Note"). The Note bears interest at the rate of one percentage point above the prime rate (as defined) and is repayable in 16 quarterly installments of principal, commencing on January 1, 1997. As security for the Note, Limited granted the Registrant a second priority security interest in certain assets of Limited. Neither PBM nor the Registrant nor any of their affiliates, directors or officers has any material relationship with Limited, other than as a result of the Note and related security interest.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (b) The following unaudited pro forma financial statements of the Registrant are attached hereto beginning on page P-1:

               Consolidated Balance Sheet at July 2, 1995

               Consolidated Statement of Operations for the year ended December 31, 1994 and six months ended July 2, 1995

          (c)  Exhibits

               Asset Purchase Agreement among Intermet
               Corporation, Intermet Machining, Inc., PBM
               Industries, Inc. and PBM Acquisition Limited, dated September 6, 1995, as amended by Amendments One, Two and Three thereto.

                                 Intermet Corporation

                         Pro Forma Consolidated Balance Sheet

                                     July 2, 1995

                                     (Unaudited)


                                                     Pro Forma
                                           Historical     Adjustment     Pro Formas
                                           ----------------------------------------
                                                   (IN THOUSANDS OF DOLLARS)


ASSETS

Current assets:

   Cash and cash equivalents              $  7,366          $5,320 (a)      $  12,686
   Accounts receivable:
      Trade, less allowance for
      doubtful accounts of $807             75,446          (2,492)(a)         72,954

      Other                                  7,022             --               7,022
                                          -------------------------------------------

                                            82,468          (2,492)            79,976

   Inventories                              33,203          (2,034)(a)         31,169
   Other current assets                      4,236            (465)(a)          3,771
                                          -------------------------------------------

Total current assets                      127,273              329            127,602


Property, plant and equipment,
   at cost                                365,205         (12,394)(a)         352,811

   Less:
      Foreign industrial development
        grants, net of amortization         5,683             --                5,683

      Accumulated depreciation and
         amortization                     196,640           (5,843)(a)        190,797
                                         --------------------------------------------

Net property, plant and equipment         162,882           (6,551)           156,331
Other noncurrent assets                    14,955            2,500 (a)         17,455
                                         --------------------------------------------
                                         $305,110          $(3,722)          $301,388
                                         ============================================


                                 Intermet Corporation

                         Pro Forma Consolidated Balance Sheet


                                     July 2, 1995


                                     (Unaudited)


                                                               Pro Forma
                                                Historical     Adjustment     Pro Formas
                                                -----------------------------------------
                                                           (IN THOUSANDS OF DOLLARS)

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:

  Accounts payable                              $ 32,850        $(2,315)(a)       $30,535
  Income taxes                                    14,206             --            14,206
  Accrued liabilities                             39,586           (105)(a)        39,481
  Notes payable                                      899             --               899
  Long-term debt due within one year               9,395             --             9,395
                                                ----------------------------------------
Total current liabilities                         96,936         (2,420)           94,516


Noncurrent liabilities:
  Long-term debt due after one year               62,882             --            62,882
  Retirement benefits                             44,597             --            44,597
  Other noncurrent liabilities                    11,502             --            11,502
                                                ----------------------------------------
Total noncurrent liabilities                     118,981             --           118,981


Minority interests                                 2,837             --             2,837

Shareholders equity:
  Common stock                                     2,469             --             2,469
  Capital in excess of par value                  52,449             --            52,449
  Retained earnings                               27,787         (1,302)(a)        26,485
  Accumulated translation adjustments              4,954             --             4,954
  Minimum pension liability adjustment            (1,164)           --            (1,164)
  Unearned restricted stock                         (139)           --              (139)
                                                ----------------------------------------
Total shareholders equity                         86,356         (1,302)          85,054
                                                ----------------------------------------
                                                $305,110       $ (3,722)        $301,388
                                                ========================================

   SEE ACCOMPANYING NOTES.

                                             Intermet Corporation

                                Pro Forma Consolidated Statements of Operations


                        Year ended December 31, 1994 and six months ended July 2, 1995


                                                  (Unaudited)


                                Historical                    Pro Forma       Historical                    Pro Forma
                                Year ended                   Year ended       Six months                    Six months
                                December 31,    Pro Forma    December 31,     ended July 2,   Pro Forma        ended
                                   1994        Adjustments      1994              1995        Adjustments    July 2, 1995
                                -----------------------------------------------------------------------------------------


                                           (In Thousands of Dollars, except per share data)




Net sales                       $ 501,269     $(35,341)(b)     $465,928        $302,313      $(20,371)(c)       $281,942
Cost of sales                     458,823      (37,625)(b)      421,198         253,203       (18,724)(c)        234,479
                                ----------------------------------------------------------------------------------------

Gross profit                       42,446      2,284             44,730          49,110        (1,647)            47,463

Operating expenses                 40,718     (1,835)(b)         38,883          15,723          (803)(c)         14,920
                                ----------------------------------------------------------------------------------------
Operating profit                    1,728      4,119             5, 847          33,387           844             32,543
Other income (expense)
  net                              (6,817)    (1,431)(b)         (5,386)         (4,046)         (340)(c)         (3,706)
                                -----------------------------------------------------------------------------------------
Income (loss) before
income taxes                       (5,089)     5,550                461          29,341          (504)            28,837

Provision for income
taxes                               5,896         60(b)           5,956          13,284          (269)(c)         13,015
                                ----------------------------------------------------------------------------------------
Net earnings (loss)              $(10,985)   $ 5,490            $(5,495)        $16,057         $(235)           $15,822
                                ========================================================================================
Earnings (loss per share)           $(.45)                        $(.22)           $.65                            $.64
                                =========                       ========================                        =======


SEE ACCOMPANYING NOTES

                                 Intermet Corporation
                 Notes to Pro Forma Consolidated Financial Statements
                                     (Unaudited)



   1. Basis of Presentation

   The unaudited pro forma consolidated balance sheet at July 2, 1995 shows the effect of selling substantially all assets, including inventory, machinery and equipment, most receivables and certain intangible rights and properties of the Registrant's machining subsidiary, PBM Industries, Inc. (the "Company") as of that date, including the loss realized on such sale.

   The unaudited pro forma statements of operations for the year ended December 31, 1994 and six months ended July 2, 1995 give effect to the sale of the above assets of the Company as if the sale had occurred at the beginning of each period presented. However, the statements of operations do not reflect the loss realized by the Registrant on such sale, and these results are not necessarily indicative of what would have occurred had the sale actually taken place at the beginning of 1994 or the beginning of the six month period of 1995.


   Management believes that the unaudited pro forma consolidated financial statements provide a reasonable basis for presenting all of the significant effects of the completed sale of the Company's assets and that the pro forma adjustments are properly applied in the unaudited pro forma consolidated financial statements.

                        Intermet Corporation
      Notes to Pro Forma Consolidated Financial Statements (continued)

                            (Unaudited)



2. PRO FORMA ADJUSTMENTS

Pro forma adjustments to consolidated balance sheet

                                                                       DR (CR)
                                                                       -------



(a) Record proceeds from sale of
    substantially all of the assets and
    assume certain liabilities of wholly-
    owned subsidiary PBM Industries, Inc.


Cash and cash equivalents                                            $   5,320
Promissory note                                                          2,500
Accounts receivable                                                     (2,492)
Inventory                                                               (2,034)
Other current assets                                                      (465)
Property, plant and equipment                                          (12,394)
Accumulated depreciation                                                 5,843
Accounts payable                                                         2,315
Accrued liabilities                                                        105
Shareholders' equity                                                     1,302

Pro forma adjustments to consolidated statements of operations

                                                       Year ended     Six months
                                                      December 31,   ended July 2,
                                                         1994           1995
                                                        DR (CR)        DR (CR)
                                                      -----------------------------



(b) and (c) Eliminate operating results of wholly- owned subsidiary PBM Industries,
Inc.

                                                          (b)             (c)

Sales                                                 $  35,341         $ 20,371
Cost of sales                                           (37,625)         (18,724)
Operating expenses                                       (1,835)            (803)
Other income (expense) net                               (1,431)            (340)
Provision for income tax                                     60             (269)
                                                      ---------------------------
Net earnings (loss) of PBM Industries, Inc.           $  (5,490)        $    235
                                                      ===========================


                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTERMET CORPORATION



                                   By: /s/ Doretha J. Christoph
Date:  October 20, 1995               Doretha J. Christoph
                                      Vice President - Finance
                                      (Principal Financial Officer)
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